EXHIBIT 3.17

DRESSER, INC.

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AMENDED AND RESTATED

BYLAWS

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ARTICLE I

OFFICES

Section 1. Registered Office in Delaware

The address of the registered office of the corporation required by the laws of the State of Delaware to be maintained in the State of Delaware shall be set forth in the Certificate of Incorporation and may be changed from time to time by the Board of Directors in the manner provided by law. The registered address does not need to be identical to the principal place of business of the corporation.

Section 2. Other Offices

The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1. Place and Time of Meetings of Shareholders

All meetings of the Shareholders for the election of Directors shall be held in the City of Dallas, State of Texas, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of Shareholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting Place and Time of Shareholders

Annual meetings of Shareholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect directors, and transact such other business as may properly be brought before the meeting.

Section 3. Notice of Meetings of Shareholders

Written notice of the annual meeting stating the place, date and hour of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting.

Section 4. List of Shareholders

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 5. Special Shareholders Meetings

Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chief Executive Officer or President and shall be called by the Chief Executive Officer, President or Secretary at the

request in writing of a majority of the Board of Directors, or at the request in writing of Shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Business to be Transacted at Special Meeting of Shareholders

Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice.

Section 7. Quorum at Shareholders Meetings

The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholder entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 8. Voting of Shareholders

Each Shareholder shall have the right at every Shareholders meeting to one vote in person or by proxy for each share of the capital stock having voting power held by such Shareholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 9. Informal Action Taken by Shareholders

Any action required to be taken at any annual or special meeting of Shareholders of the corporation, or any action which may be taken at any annual or special meeting of such Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Number, Election, and Term of Office of Directors

The number of Directors which shall constitute the whole Board shall be not less than two (2) nor more than twelve (12). The Directors shall be elected at the annual meeting of the Shareholders, except as provided in Section 2 of this Article, and each Director elected shall hold office until his successor is elected and qualified. Directors need not be Shareholders; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

Section 2. Vacancies of Directors

Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a Sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

Section 3. Management of Corporation by the Board

The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the Shareholders.

Section 4. Place of Meetings of Board

The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. Organization Meeting of the Board

The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

Section 6. Regular Meetings of the Board

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 7. Special Meetings of the Board

Special meetings of the Board may be called by the Chief Executive Officer or President on 2 days’ notice to each Director, either personally or by mail or by facsimile; special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of two Directors unless the Board consists of only one Director; in which case special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of the Sole Director.

Section 8. Quorum at Board Meeting

At all meetings of the Board one-third of the Directors in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.

Section 9. Informal Action Taken by Board

Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

Section 10. Telephonic Meetings of the Board

Members of the Board of Directors, or any Committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any Committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. Committees of Directors

The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee.

Any such Committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such Committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the Shareholder a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such Committee shall have the power or authority to declare a dividend or to authorize the issuance of shares. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 12. Committee Meeting Minutes

Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 13. Removal of Directors

Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of Directors.

Section 14. Compensation of Directors

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 15. Indemnification

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

To the extent that a director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in paragraph (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Section 15.

The indemnification provided by this Section 15 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 15.

For the purposes of this Section 15, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

ARTICLE IV

NOTICES

Section 1. Notice to Directors and Shareholders

Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any Director or Shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or Shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors and Shareholders may also be given by facsimile communication.

Section 2. Waiver of Notice

Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1. Number of Officers

The Officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 2. Election of Officers

The Board of Directors at its first meeting after each annual meeting of Shareholders shall choose a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer.

The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

The Board of Directors may by resolution authorize the Chief Executive Officer, President or any Vice President to appoint agents of the Company and to prescribe the duties of agents so appointed by them. All agents appointed pursuant to such authorization may be removed by any of the persons so designated. All officers and agents elected or appointed by the Board of Directors shall be subject to removal by the Board at any time, with or without cause.

Section 3. Compensation of Officers

The salaries of all officers of the corporation shall be fixed by the Board of Directors.

Section 4. Vacancies of Officers

The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 5. Chairman of the Board

The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these bylaws.

Section 6. Chief Executive Officer

The Chief Executive Officer shall be the chief executive officer of the corporation, shall preside at meetings of the Shareholders and, in the absence of the Chairman of the Board, shall preside at meetings of the Board of Directors. Subject to the direction of the Board of Directors, he shall have overall responsibility for the corporation. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 7. President

In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Subject to the direction of the Board of Directors, the President shall have general charge of the operations of the Company. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 8. Vice Presidents

In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9. Secretary and Assistant Secretary

The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Standing Committees when required. He shall give, or cause to be given, notice of all meetings of the

Shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer or President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 10. Treasurer and Assistant Treasurer

The Treasurer shall have the custody and control of the corporate funds and securities, shall be responsible for all moneys and other property of the company in his custody and shall perform all duties incident to the office of Treasurer.

If required by the Board he shall give a bond for the faithful performance of the duties of his office in such sum as the Board may require.

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 1. Certificates Representing Shares

Every holder of shares in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chief Executive Officer, President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

Section 2. Old and Lost Share Certificates

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3. Transfers of Shares

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Fixing Record Date

In order that the corporation may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Registered Shareholders

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends

Subject to the provisions of the Certificate of Incorporation and of the laws of the State of Delaware, the Board of Directors, in its discretion, from time to time may declare dividends in stock, property, or cash dividends out of any fund legally available therefor as shall appear advisable to the Directors. Such dividends shall be paid at such time after the declaration as the Directors may fix.

Section 2. Fiscal Year

The fiscal year of the corporation shall begin on January 1 and end on December 31 of each year.

Section 3. Seal

The corporate seal shall have inscribed thereon the name of the corporation and the words “SEAL, Delaware”.

ARTICLE VIII

AMENDMENTS

These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.